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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   As independent certified public accountants, we hereby consent to the use of our auditors' report (and to all references to our Firm) included in or made a part of this Form S-4 registration/statement prospectus.

ARTHUR ANDERSEN LLP

Miami, Florida,
September 14, 2001.